THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

JAVA DETOUR, INC.

SECURED PROMISSORY NOTE

$366,666.66	May 19, 2008

FOR VALUE RECEIVED, the undersigned, JAVA DETOUR, INC., a company incorporated under the laws of the State of Delaware (the “Company”‘), promises to pay to the order of ____________________ or its registered assigns (the “Holder”), the principal sum of Three Hundred Sixty-Six Thousand Six Hundred and Sixty-Six and 66/100 Dollars ($366,666.66). This Note is one of up to three notes in the aggregate principal amount of up to $1,100,000 and is being delivered pursuant to that certain Securities Purchase, Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”) between the Company, Holder and up to other two lenders (“Lenders”). Defined terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

1.  Principal and Term. The principal of this Note and a loan fee of $58,104.11 (the “Loan Fee”) shall be payable in one installment on January 15, 2009 (“Due Date”). The Company shall have the right to prepay the Note in whole at any time without prepayment penalty of any kind and the Loan Fee shall be proportionately reduced (based on an interest rate of 24% per annum) in the event of any such prepayment.

2.  Default Interest. In addition to the Loan Fee, the Company agrees to pay interest after the occurrence of an Event of Default, at a rate per annum equal to fifteen percent (15%) (the “Default Rate”) until all amounts outstanding under the Note payable to Holder have been paid in full.

3.  Security. Pursuant to the Loan Agreement, the Company has granted to the Holder and the other Lender(s) a security interest in all of the Collateral.

4.  Events of Default. The following shall constitute Events of Default (which shall entitle Holder upon notice to the Company to accelerate the Loan):

(a)  Failure to Make Required Payments. Failure by the Company to pay the principal within five (5) business days following the date when due.

(b)  Breach of Covenant, Representation or Warranty. The failure of the Company to perform or observe any covenant, condition or agreement contained in the Purchase Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) business days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made.

(c)  Voluntary Bankruptcy, etc. The commencement by the Company of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any of the foregoing.

(d)  Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of The Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.  Usury Savings. It is the intent of Holder and the Company in the execution of this Note to strictly compliance with applicable usury law. In furtherance thereof, Holder and the Company stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law, neither the Company nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate or in an amount in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Holder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the Loan Fee for the actual period of existence of the loan evidenced by this Note exceeds the amount of interest that would have accrued at the applicable maximum lawful rate, Holder loan fee, at its option, either refund to the Company the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Holder or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of interest at the lawful rate shall, upon such determination, at the option of Holder or other holder of this Note, be either immediately returned to the Company or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note; the Company acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, the Company should have reason to believe that such loan is in fact usurious, it will give Holder or other holder of this Note notice of such condition and the Company agrees that Holder or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

6.  Fees and Costs of Attorneys. In the event of any legal proceedings in connection with this Note, all expenses in connection with such legal proceedings of the prevailing party, including reasonable legal fees and applicable costs and expenses, shall be reimbursed by the non-prevailing party upon demand. This provision shall not merge with any enforcement order or judgment on this Note and shall be applicable to any proceeding to enforce or appeal any judgment relating to the Note.

7.  Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.  Successors and Assigns. This Note shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns. As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

9.  Governing Law. The parties acknowledge and agree that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California, without regard to conflict of laws principles.

10.  Modification. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

11.  Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements and understandings with respect to the matters covered hereby.

12.  Counterparts. This Note may be executed in two (2) counterparts, each of which shall be an original counterpart, but only all of which together shall constitute one original Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this SECURED PROMISSORY NOTE as of the date and year first written above.

JAVA DETOUR, INC.
By: Name: Michael Binninger Title: Chief Executive Officer
HOLDER:

By: Name: ________________________________ Title: _________________________________